Registration Nos. 33-15663

33-67242

333-10716

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

British Airways Plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Waterside, PO Box 365, Harmondsworth, UB7 0GB England

(Address, including zip code, of registrant’s principal executive offices)

The British Airways US Employee Share Purchase Plan

The British Airways US Executive Share Option Plan

Savings Related Share Option Scheme 1987

The British Airways Share Option Plan

(Full Title of the Plans)

Paul C. Jasinski

General Counsel Americas

British Airways Plc

75-20 Astoria Boulevard

Jackson Heights, NY 11370

(347) 418-4250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications to:

Jay Clayton

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement 33-15663, filed July 8, 1987, registering 20,000,000 ordinary shares for The British Airways US Employee Share Purchase Plan and The British Airways US Executive Share Option Plan;

2.	Registration Statement 33-67242, filed August 10, 1993, registering 250,000 ordinary shares for the Savings Related Share Option Scheme 1987; and

3.	Registration Statement 333-62886, filed August 25, 1999, registering ordinary shares for The British Airways Share Option Plan.

British Airways Plc (“BA”) intends to file a Form 15F to terminate the registration of its ordinary shares under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by BA in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, BA hereby amends the Registration Statements to withdraw from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of London, England on June 5, 2007.

British Airways Plc

By:	/s/ Alan Buchanan
Name:	Alan Buchanan
Title:	Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by or on behalf of the following persons in the capacities indicated as of June 5, 2007:

Signature	Title

Chairman
Martin Broughton

/s/ William Walsh	Chief Executive/Executive Director (Principal Executive Officer)
William Walsh

/s/ Keith Williams	Chief Financial Officer/Executive Director (Principal Financial and Accounting Officer)
Keith Williams

/s/ Maarten van den Bergh	Senior Independent Non-executive Director
Maarten van den Bergh

Non-executive Director
Baroness Kingmill

/s/ James Lawrence	Non-executive Director
James Lawrence

/s/ Chumpol NaLamlieng	Non-executive Director
Chumpol NaLamlieng

/s/ Martin Read	Non-executive Director
Martin Read

Non-executive Director
Alison Reed

/s/ Ken Smart	Non-executive Director
Ken Smart

Signature	Title

Non-executive Director
Baroness Symons

Authorized Representative in the U.S.	General Counsel Americas

/s/ Paul Jasinski
Paul Jasinski